EXHIBIT 99.1

CONTACT: Adam Weiner or Andrea Calise

Kekst and Company

(212) 521-4800

FIRST UNION REAL ESTATE EQUITY & MORTGAGE INVESTMENTS RETREATS FROM EFFORTS TO BLOCK SIZELER EQUITY PLACEMENT

-- Latest Statements By First Union Confirm Its Repeated Failures to Comply With Federal Securities Laws --

New Orleans, Louisiana, March 22, 2005 -- One day after Sizeler Property Investors, Inc. (NYSE:SIZ) filed a motion to dismiss the belated attempt by First Union Real Estate Equity & Mortgage Investments (NYSE:FUR) to block Sizeler's successfully completed sale of 2.6 million Sizeler common shares to top-tier institutional shareholders, Sizeler today announced that it has received written notice from attorneys representing First Union that First Union is withdrawing its state court lawsuit. The Maryland court previously denied, on March 15, 2005, First Union's request for a temporary restraining order seeking to block Sizeler's stock sale, noting that First Union had made its request after the transaction had already been completed.

Sizeler also stated that First Union's zig-zagging, ill-conceived legal tactics, as well as First Union's latest press release and revised 13D SEC filing it made today, "make clear that First Union has a significant credibility problem. When one cuts through the rhetoric, posturing and obfuscation of First Union's press release and looks at the plain language of the revised First Union 13D, it is clear that First Union is desperately backing and filling to correct more than a dozen prior 13D filings with respect to its long-held designs on Sizeler and Sizeler's assets. As First Union's President stated, in spilling the beans to the media weeks before this SEC filing, First Union's goal is to destabilize Sizeler and to liquidate Sizeler's real estate portfolio. Unfortunately, it appears that First Union is simply incapable of 'coming clean'. It now is trying to spin its self-serving designs with respect to Sizeler as a brand new concept that it has adopted in response to Sizeler's raising $27.2 million from a successful sale of its stock to highly-regarded institutional investors. Once again, First Union's spin does not hold water, particularly in light of the fact that the comments made by First Union's President to the media were prior to the stock sale.

"As to First Union's 'throw it against the wall' attacks on Sizeler's corporate governance, we would make two points: First, the priorty of Sizeler's Board and management is to serve and protect the best interests of Sizeler's shareholders. We believe that the attacks on our corporate governance should be seen for what they are, part of a blatant effort by Ashner, a known real estate speculator, to remove all obstacles to his efforts through his vehicle First Union to control Sizeler to suit his own purposes rather than the interests of all stockholders. Second, it would seem that First Union and Ashner should pay closer attention to the business practice issues and litigations that have surrounded First Union, Ashner and his confederates, some of whom interestingly have been revealed to be more recent owners of Sizeler common stock."

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) which invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty-one properties -- sixteen in Louisiana, eleven in Florida and four in Alabama.

PROXY SOLICITATION

SIZELER AND ITS DIRECTORS AND CERTAIN OF ITS EXECUTIVE OFFICERS AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING BECAUSE THESE STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SEC, AT THE SEC'S INTERNET WEBSITE WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE WWW.SIZELER.NET. WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC. WHO IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES AT (800) 654-2468 OR (212) 754-8000 (COLLECT).

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